TERMS SUPPLEMENT NO. 17 dated August 18, 2008
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 2 dated September 7, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program

EKSPORTFINANS ASA

Reverse Exchangeable Securities with Contingent Downside Protection

$[ • ] [ • ]% Enhanced Yield Securities linked to the common stock of Apple Inc. due March 5, 2009

$[ • ] [ • ]% Enhanced Yield Securities linked to the common stock of ConocoPhillips due March 5, 2009

$[ • ] [ • ]% Enhanced Yield Securities linked to the common stock of CONSOL Energy Inc. due March 5, 2009

$[ • ] [ • ]% Enhanced Yield Securities linked to the common stock of Microsoft Corporation due March 5, 2009

$[ • ] [ • ]% Enhanced Yield Securities linked to the common stock of Nucor Corporation due March 5, 2009

Offering Information

Offerings:

This terms supplement relates to five separate offerings of securities, each of which is linked to one, and only one, Underlying Stock. You may participate in any or all of the security offerings. This terms supplement does not, however, allow you to purchase a security linked to a basket of more than one or all of the Underlying Stocks described below.

Issuer:	Eksportfinans ASA

Issuer Rating:	Aaa (negative outlook) (Moody’s)/AA+ (Standard & Poor’s)/AAA (Fitch)

Underlying Stock:	The Underlying Stock for each security offering will be the common stock of the issuers as set forth in the table below:

Underlying Stock (for each of the security offerings)	CUSIP No.	Relevant Exchange	Ticker Symbol
Apple Inc.	037833100	NASDAQ	AAPL
ConocoPhillips	20825C104	NYSE	COP
CONSOL Energy Inc.	20854P109	NYSE	CNX
Microsoft Corporation	594918104	NASDAQ	MSFT
Nucor Corporation	670346105	NYSE	NUE

Agent:	Wachovia Capital Markets, LLC

Principal Amount per security:	$1,000.00

Issue Price per security:	100.00%

Maturity Date:	Securities linked to Apple Inc.	March 5, 2009
	Securities linked to ConocoPhillips	March 5, 2009
	Securities linked to CONSOL Energy Inc.	March 5, 2009
	Securities linked to Microsoft Corporation	March 5, 2009
	Securities linked to Nucor Corporation	March 5, 2009

Valuation Date: (as further described in product supplement no. 2)	Securities linked to Apple Inc.	February 26, 2009
	Securities linked to ConocoPhillips	February 26, 2009
	Securities linked to CONSOL Energy Inc.	February 26, 2009

	Securities linked to Microsoft Corporation	February 26, 2009
	Securities linked to Nucor Corporation	February 26, 2009

Interest:

Securities linked to Apple Inc., expected to be [11.00-12.00]% per annum (to be determined on the trade date), payable monthly.

Securities linked to ConocoPhillips, expected to be [10.00-11.00]% per annum (to be determined on the trade date), payable monthly.

Securities linked to CONSOL Energy Inc., expected to be [16.00-17.00]% per annum (to be determined on the trade date), payable monthly.

Securities linked to Microsoft Corporation, expected to be [9.00-10.00]% per annum (to be determined on the trade date), payable monthly.

Securities linked to Nucor Corporation, expected to be [11.50-12.50]% per annum (to be determined on the trade date), payable monthly.

Interest Payment Dates:	Securities linked to Apple Inc.	5th of each month,
starting October 5, 2008
	Securities linked to ConocoPhillips	5th of each month,
starting October 5, 2008
	Securities linked to CONSOL Energy Inc.	5th of each month,
starting October 5, 2008
	Securities linked to Microsoft Corporation	5th of each month,
starting October 5, 2008
	Securities linked to Nucor Corporation	5th of each month,
starting October 5, 2008

Initial Stock Price:	Securities linked to Apple Inc.	$[ • ]
	Securities linked to ConocoPhillips	$[ • ]
	Securities linked to CONSOL Energy Inc	$[ • ]
	Securities linked to Microsoft Corporation	$[ • ]
	Securities linked to Nucor Corporation	$[ • ]

Knock-in Price:

Securities linked to Apple Inc.:
$[ • ], the price that is 30% below the initial stock price.

Securities linked to ConocoPhillips:
$[ • ], the price that is 20% below the initial stock price.

Securities linked to CONSOL Energy Inc.:
$[ • ], the price that is 35% below the initial stock price.

Securities linked to Microsoft Corporation:
$[ • ], the price that is 20% below the initial stock price.

Securities linked to Nucor Corporation:
$[ • ], the price that is 35% below the initial stock price.

Share Amount:	Securities linked to Apple Inc.	[ • ]
	Securities linked to ConocoPhillips	[ • ]
	Securities linked to CONSOL Energy Inc.	[ • ]
	Securities linked to Microsoft Corporation	[ • ]
	Securities linked to Nucor Corporation	[ • ]

Exchange Listing:	None

Trade Date:	•, 2008

Expected Original Issue Date:	•, 2008

CUSIP Number:		CUSIP No.

	Securities linked to Apple Inc.	[ • ]
	Securities linked to ConocoPhillips	[ • ]
	Securities linked to CONSOL Energy Inc.	[ • ]
	Securities linked to Microsoft Corporation	[ • ]
	Securities linked to Nucor Corporation	[ • ]

Maximum Concession:	$• per security, as further described in product supplement no. 2.

Securities linked to Apple Inc.	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Securities linked to ConocoPhillips	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Securities linked to CONSOL Energy Inc.	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Securities linked to Microsoft Corporation	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Securities linked to Nucor Corporation	Per Security	Total
Public Offering Price	$•	$•
Underwriting Discount and Commission	$•	$•
Proceeds to Eksportfinans ASA	$•	$•

Additional terms specific to the securities

     Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 2 and this terms supplement if you so request by calling toll-free 1-888-215-4145 or 1-212-214-6282.

     You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these securities are a part, and the more detailed information contained in product supplement no. 2 dated September 7, 2007. This terms supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 2 and the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

http://www.sec.gov/Archives/edgar/data/700978/000095012307012382/u53557e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected risk considerations

     An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stocks. These risks are explained in more detail in the “Risk factors” sections of the accompanying product supplement no. 2 dated September 7, 2007 and the accompanying prospectus supplement.

     No guaranteed return of principal. With an investment in the securities, you bear the risk of losing some or all of the value of your principal if a knock-in event occurs during the term of the securities and the final stock price is less than the initial stock price. Under these circumstances, at maturity, for each security you hold, the maturity payment amount that you will receive will be shares of the applicable Underlying Stock, which represents the number of shares of the applicable Underlying Stock equal to the share amount multiplied by the share multiplier. In these circumstances, you will lose some or all of the value of the principal amount of your securities and receive shares of the applicable Underlying Stock instead of a cash payment.

     Yield may be lower. The yield that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments. Even if your yield is positive, your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security with the same maturity date.

     Relationship to the Underlying Stocks. You will have no rights against any of the Underlying Stock Issuers even though the market value of the securities and the amount you will receive at maturity depend on the performance of the applicable Underlying Stock. The Underlying Stock Issuers are not involved in the offering of the securities and have no obligations relating to the securities. In addition, you will not receive any dividend payments or other distributions on any of the Underlying Stocks, and as a holder of the securities, you will not have voting rights or any other rights that holders of the Underlying Stocks may have.

     No active trading market. The securities will not be listed or displayed on any securities exchange, the Nasdaq National Market or any electronic communications network. There can be no assurance that a liquid trading market will develop for the securities. The development of a trading market for the securities will depend on our financial performance and other factors such as the market price of any of the Underlying Stocks. Even if a secondary market for the securities develops, it may not provide significant liquidity and transaction costs in any secondary market could be high.

     Potential conflicts of interest. Wachovia Capital Markets, LLC or its affiliates may presently or from time to time engage in business that may adversely affect the price of the securities, including hedging activities. In addition, the inclusion of commissions and projected profits from hedging in the original issue price is likely to adversely affect secondary market prices. In the course of business, Wachovia Capital Markets, LLC or its affiliates may acquire non-public information relating to any of the Underlying Stock Issuers and, in addition, one or more affiliates of Wachovia Capital Markets, LLC may publish research reports about any of the Underlying Stock Issuers. Neither we nor Wachovia Capital Markets, LLC makes any representation to any purchasers of the securities regarding any matters whatsoever relating to any of the Underlying Stock Issuers.

Hypothetical returns

     The following table illustrates the hypothetical maturity payment amount and corresponding hypothetical return at maturity per security (in each case, including interest payments), for a range of hypothetical final stock prices and the corresponding hypothetical price return of each of the Underlying Stocks and whether or not a knock-in event has occurred.

     The tables below assume no market disruption event, antidilution adjustments or settlement disruption event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the securities, tax liabilities could affect the after-tax rate of return on the securities to a comparatively greater extent than the after-tax return on each of the Underlying Stocks.

Securities linked to Apple Inc.

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $179.32;

  a hypothetical knock-in price of $125.524;

  an interest rate of 11.50%; and

  an investment term of 181 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$89.66	-50%	-44.22%	$557.82	—	—
$98.63	-45%	-39.22%	$607.82	—	—
$107.59	-40%	-34.22%	$657.82	—	—
$116.56	-35%	-29.22%	$707.82	—	—
$125.524	-30%	-24.22%	$757.82	—	—
$134.49	-25%	-19.22%	$807.82	5.78%	$1,057.82
$143.46	-20%	-14.22%	$857.82	5.78%	$1,057.82
$152.42	-15%	-9.22%	$907.82	5.78%	$1,057.82
$161.39	-10%	-4.22%	$957.82	5.78%	$1,057.82
$170.35	-5%	0.78%	$1,007.82	5.78%	$1,057.82
$179.32	0%	5.78%	$1,057.82	5.78%	$1,057.82
$188.29	5%	5.78%	$1,057.82	5.78%	$1,057.82
$197.25	10%	5.78%	$1,057.82	5.78%	$1,057.82
$206.22	15%	5.78%	$1,057.82	5.78%	$1,057.82
$215.18	20%	5.78%	$1,057.82	5.78%	$1,057.82
$224.15	25%	5.78%	$1,057.82	5.78%	$1,057.82
$233.12	30%	5.78%	$1,057.82	5.78%	$1,057.82
$242.08	35%	5.78%	$1,057.82	5.78%	$1,057.82
$251.05	40%	5.78%	$1,057.82	5.78%	$1,057.82
$260.01	45%	5.78%	$1,057.82	5.78%	$1,057.82
$268.98	50%	5.78%	$1,057.82	5.78%	$1,057.82

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 181-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. Apple Inc.*

*	Assumes an interest rate of 11.50% per annum and a 181-day term.

Securities linked to ConocoPhillips

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $79.37;

  a hypothetical knock-in price of $63.496;

  an interest rate of 10.50%; and

  an investment term of 181 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$39.69	-50%	-44.72%	$552.79	—	—
$43.65	-45%	-39.72%	$602.79	—	—
$47.62	-40%	-34.72%	$652.79	—	—
$51.59	-35%	-29.72%	$702.79	—	—
$55.56	-30%	-24.72%	$752.79	—	—
$59.53	-25%	-19.72%	$802.79	—	—
$63.496	-20%	-14.72%	$852.79	—	—
$67.46	-15%	-9.72%	$902.79	5.28%	$1,052.79
$71.43	-10%	-4.72%	$952.79	5.28%	$1,052.79
$75.40	-5%	0.28%	$1,002.79	5.28%	$1,052.79
$79.37	0%	5.28%	$1,052.79	5.28%	$1,052.79
$83.34	5%	5.28%	$1,052.79	5.28%	$1,052.79
$87.31	10%	5.28%	$1,052.79	5.28%	$1,052.79
$91.28	15%	5.28%	$1,052.79	5.28%	$1,052.79
$95.24	20%	5.28%	$1,052.79	5.28%	$1,052.79
$99.21	25%	5.28%	$1,052.79	5.28%	$1,052.79
$103.18	30%	5.28%	$1,052.79	5.28%	$1,052.79
$107.15	35%	5.28%	$1,052.79	5.28%	$1,052.79
$111.12	40%	5.28%	$1,052.79	5.28%	$1,052.79
$115.09	45%	5.28%	$1,052.79	5.28%	$1,052.79
$119.06	50%	5.28%	$1,052.79	5.28%	$1,052.79

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 181-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. ConocoPhillips*

*	Assumes an interest rate of 10.50% per annum and an 181-day term.

Securities linked to CONSOL Energy Inc.

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $63.81;

  a hypothetical knock-in price of $41.477;

  an interest rate of 16.50%; and

  an investment term of 181 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$31.91	-50%	-41.70%	$582.96	—	—
$35.10	-45%	-36.70%	$632.96	—	—
$38.29	-40%	-31.70%	$682.96	—	—
$41.477	-35%	-26.70%	$732.96	—	—
$44.67	-30%	-21.70%	$782.96	8.30%	$1,082.96
$47.86	-25%	-16.70%	$832.96	8.30%	$1,082.96
$51.05	-20%	-11.70%	$882.96	8.30%	$1,082.96
$54.24	-15%	-6.70%	$932.96	8.30%	$1,082.96
$57.43	-10%	-1.70%	$982.96	8.30%	$1,082.96
$60.62	-5%	3.30%	$1,032.96	8.30%	$1,082.96
$63.81	0%	8.30%	$1,082.96	8.30%	$1,082.96
$67.00	5%	8.30%	$1,082.96	8.30%	$1,082.96
$70.19	10%	8.30%	$1,082.96	8.30%	$1,082.96
$73.38	15%	8.30%	$1,082.96	8.30%	$1,082.96
$76.57	20%	8.30%	$1,082.96	8.30%	$1,082.96
$79.76	25%	8.30%	$1,082.96	8.30%	$1,082.96
$82.95	30%	8.30%	$1,082.96	8.30%	$1,082.96
$86.14	35%	8.30%	$1,082.96	8.30%	$1,082.96
$89.33	40%	8.30%	$1,082.96	8.30%	$1,082.96
$92.52	45%	8.30%	$1,082.96	8.30%	$1,082.96
$95.72	50%	8.30%	$1,082.96	8.30%	$1,082.96

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 181-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. CONSOL Energy Inc.*

*	Assumes an interest rate of 16.50% per annum and a 181-day term.

Securities linked to Microsoft Corporation.

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $27.91;

  a hypothetical knock-in price of $22.328;

  an interest rate of 9.50%; and

  an investment term of 181 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$13.96	-50%	-45.22%	$547.76	—	—
$15.35	-45%	-40.22%	$597.76	—	—
$16.75	-40%	-35.22%	$647.76	—	—
$18.14	-35%	-30.22%	$697.76	—	—
$19.54	-30%	-25.22%	$747.76	—	—
$20.93	-25%	-20.22%	$797.76	—	—
$22.328	-20%	-15.22%	$847.76	—	—
$23.72	-15%	-10.22%	$897.76	4.78%	$1,047.76
$25.12	-10%	-5.22%	$947.76	4.78%	$1,047.76
$26.51	-5%	-0.22%	$997.76	4.78%	$1,047.76
$27.91	0%	4.78%	$1,047.76	4.78%	$1,047.76
$29.31	5%	4.78%	$1,047.76	4.78%	$1,047.76
$30.70	10%	4.78%	$1,047.76	4.78%	$1,047.76
$32.10	15%	4.78%	$1,047.76	4.78%	$1,047.76
$33.49	20%	4.78%	$1,047.76	4.78%	$1,047.76
$34.89	25%	4.78%	$1,047.76	4.78%	$1,047.76
$36.28	30%	4.78%	$1,047.76	4.78%	$1,047.76
$37.68	35%	4.78%	$1,047.76	4.78%	$1,047.76
$39.07	40%	4.78%	$1,047.76	4.78%	$1,047.76
$40.47	45%	4.78%	$1,047.76	4.78%	$1,047.76
$41.87	50%	4.78%	$1,047.76	4.78%	$1,047.76

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 181-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. Microsoft Corporation *

*	Assumes an interest rate of 9.50% per annum and a 181-day term.

Securities linked to Nucor Corporation

     The examples are based on the following hypothetical terms:

  a hypothetical initial stock price of $50.86;

  a hypothetical knock-in price of $33.059;

  an interest rate of 12.00%; and

  an investment term of 181 days.

     The figures below are for purposes of illustration only. The actual maturity payment amount and the resulting return (inclusive of coupons) will depend on the actual final stock price and whether or not a knock-in event occurs, each determined by the calculation agent as described in this terms supplement.

		A Knock-In Event Has Occurred		A Knock-In Event Has Not Occurred
Hypothetical Final Stock Price	Hypothetical Price Return of the Underlying Stock	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)	Hypothetical Return at Maturity per Security (Including Interest)(1)	Hypothetical Maturity Payment Amount per Security (Including Interest)
$25.43	-50%	-43.97%	$560.33	—	—
$27.97	-45%	-38.97%	$610.33	—	—
$30.52	-40%	-33.97%	$660.33	—	—
$33.059	-35%	-28.97%	$710.33	—	—
$35.60	-30%	-23.97%	$760.33	6.03%	$1,060.33
$38.15	-25%	-18.97%	$810.33	6.03%	$1,060.33
$40.69	-20%	-13.97%	$860.33	6.03%	$1,060.33
$43.23	-15%	-8.97%	$910.33	6.03%	$1,060.33
$45.77	-10%	-3.97%	$960.33	6.03%	$1,060.33
$48.32	-5%	1.03%	$1,010.33	6.03%	$1,060.33
$50.86	0%	6.03%	$1,060.33	6.03%	$1,060.33
$53.40	5%	6.03%	$1,060.33	6.03%	$1,060.33
$55.95	10%	6.03%	$1,060.33	6.03%	$1,060.33
$58.49	15%	6.03%	$1,060.33	6.03%	$1,060.33
$61.03	20%	6.03%	$1,060.33	6.03%	$1,060.33
$63.58	25%	6.03%	$1,060.33	6.03%	$1,060.33
$66.12	30%	6.03%	$1,060.33	6.03%	$1,060.33
$68.66	35%	6.03%	$1,060.33	6.03%	$1,060.33
$71.20	40%	6.03%	$1,060.33	6.03%	$1,060.33
$73.75	45%	6.03%	$1,060.33	6.03%	$1,060.33
$76.29	50%	6.03%	$1,060.33	6.03%	$1,060.33

(1)	The returns at maturity specified above are not annualized rates of return but rather actual returns over the term of the security and, in the case of the securities, are calculated based on a hypothetical 181-day investment term and, in the case of the applicable Underlying Stock, do not take into account dividends, if any, paid on the applicable Underlying Stock or any transaction fees and expenses.

     The following graph sets forth the return at maturity for a range of final stock prices both if a knock-in event has occurred and if a knock-in event has not occurred.

Return Profile of [•]% Enhanced Yield Securities vs. Nucor Corporation *

*	Assumes an interest rate of 12.00% per annum and a 181-day term.

The Underlying Stocks

The Underlying Stock Issuers

     Provided below is a brief description of the Underlying Stock Issuers obtained from publicly available information published by the Underlying Stock Issuers. Neither we nor Wachovia Capital Markets, LLC makes any representation to any purchasers of the securities regarding any matters whatsoever relating to the Underlying Stock Issuers. Any prospective purchaser of the securities should undertake an independent investigation of the Underlying Stock Issuers as in its judgment is appropriate to make an informed decision regarding an investment in the securities.

     Each of the Underlying Stocks is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required to file periodically financial and other information specified by the SEC. Information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. In addition, information filed by each of the Underlying Stock Issuers with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     Apple Inc. and its wholly-owned subsidiaries (Apple) design, manufacture, and market personal computers, portable digital music players, and mobile communication devices and sell a variety of related software, services, peripherals, and networking solutions. Apple sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, Apple sells a variety of third-party Mac, iPod and iPhone compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. Apple sells to education, consumer, creative professional, business, and government customers. Information filed with the SEC by Apple Inc. under the Exchange Act can be located by reference to SEC file number 000-10030.

     ConocoPhillips operates as an integrated energy company worldwide. It operates in six segments: Exploration and Production (E&P), Midstream, Refining and Marketing (R&M), LUKOIL Investment, Chemicals, and Emerging Businesses. Information filed with the SEC by ConocoPhillips under the Exchange Act can be located by reference to SEC file number 001-32395.

     CONSOL Energy, Inc. engages in the production of multi-fuel energy and provision of energy services primarily to electric power generation industry in the United States. The company involves in the mining, preparation, marketing, and sale of steam coal, primarily to power generators, as well as metallurgical coal to metal and coke producers. Information filed with the SEC by Target Corporation, under the Exchange Act can be located by reference to SEC file number 001-14901.

     Microsoft Corporation provides software products for computing devices worldwide. Its Client segment engages in technical architecture, engineering, and product delivery of Windows product family comprising Windows Vista; Windows XP Professional and Home; Media Center Edition; Tablet PC Edition; and other Windows operating systems. Information filed with the SEC by Target Corporation, under the Exchange Act can be located by reference to SEC file number 000-14278.

     Nucor Corporation and its subsidiaries engage in the manufacture and sale of steel and steel products in North America. It operates in two segments, Steel Mills and Steel Products. The Steel Mills segment offers hot-rolled steel products, such as angles, rounds, flats, channels, rebar, sheets, wide-flange beams, pilings, billets, blooms, beam blanks, and plates; and cold-rolled steel. Information filed with the SEC by Target Corporation, under the Exchange Act can be located by reference to SEC file number 001-04119.

Historical Data

     Each of the Underlying Stocks is listed on the Relevant Exchange under its respective symbol described above. The following table sets forth the high intra-day, low intra-day and quarter-end closing prices for each of the Underlying Stocks for the four calendar quarters in each of 2004, 2005, 2006, and 2007, the first two calendar quarter of 2008 and the period from July 1, 2008 to August 14, 2008. For each of the Underlying Stocks, the historical prices listed below were obtained from Bloomberg Financial Markets without independent verification. These historical prices should not be taken as an indication of future performance, and no assurance can be given that the price of either of the Underlying Stocks will not decrease such that you would receive less than the principal amount of your securities at maturity.

     Any historical upward or downward trend in the price of any of the Underlying Stocks during any period shown below is not an indication that the price of that Underlying Stock is more or less likely to increase or decrease at any time during the term of the securities. You should not take the historical performance levels as an indication of future performance of any of the Underlying Stocks. We cannot assure you that the future performance of any of the Underlying Stocks will result in your receiving the principal amount of your securities on the maturity date. The actual performance of each of the Underlying Stocks over the life of the securities may bear little relation to the historical levels shown below.

Apple Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	14.07	10.59	13.53
4/1/2004	6/30/2004	17.10	12.75	16.27
7/1/2004	9/30/2004	19.64	14.37	19.38
10/1/2004	12/31/2004	34.79	18.83	32.20
1/1/2005	3/31/2005	45.44	31.30	41.67
4/1/2005	6/30/2005	44.44	33.11	36.81
7/1/2005	9/30/2005	54.56	36.29	53.61
10/1/2005	12/31/2005	75.46	47.87	71.89
1/1/2006	3/31/2006	87.05	57.67	62.72
4/1/2006	6/30/2006	73.38	55.41	57.12
7/1/2006	9/30/2006	77.78	50.35	77.03
10/1/2006	12/31/2006	93.15	72.60	84.84
1/1/2007	3/31/2007	97.80	81.90	92.91
4/1/2007	6/30/2007	127.60	89.60	122.04
7/1/2007	9/30/2007	155.00	111.62	153.54
10/1/2007	12/31/2007	202.96	150.64	198.08
1/1/2008	3/31/2008	200.2	115.44	143.50
4/1/2008	6/30/2008	192.24	144.54	167.44
7/1/2008	8/14/2008	180.91	146.55	179.32

ConocoPhillips

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	35.75	32.15	34.91
4/1/2004	6/30/2004	39.50	34.29	38.15
7/1/2004	9/30/2004	41.68	35.64	41.43
10/1/2004	12/31/2004	45.61	40.75	43.42
1/1/2005	3/31/2005	56.99	41.40	53.92
4/1/2005	6/30/2005	61.35	47.55	57.49
7/1/2005	9/30/2005	71.48	58.05	69.91
10/1/2005	12/31/2005	70.60	57.06	58.18
1/1/2006	3/31/2006	66.24	58.01	63.15
4/1/2006	6/30/2006	72.50	57.66	65.53
7/1/2006	9/30/2006	70.75	56.55	59.53
10/1/2006	12/31/2006	74.89	54.90	71.95
1/1/2007	3/31/2007	71.20	61.59	68.35
4/1/2007	6/30/2007	81.40	66.63	78.50
7/1/2007	9/30/2007	90.84	73.83	87.77
10/1/2007	12/31/2007	89.89	74.18	88.30
1/1/2008	3/31/2008	89.71	67.85	76.21
4/1/2008	6/30/2008	95.96	75.54	94.39
7/1/2008	8/14/2008	94.65	78.36	79.37

CONSOL Energy Inc.

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	14.25	10.12	13.40
4/1/2004	6/30/2004	18.37	12.43	18.00
7/1/2004	9/30/2004	19.63	14.92	17.45
10/1/2004	12/31/2004	21.95	16.06	20.53
1/1/2005	3/31/2005	24.63	18.58	23.51
4/1/2005	6/30/2005	27.50	20.78	26.79
7/1/2005	9/30/2005	38.73	26.90	38.14
10/1/2005	12/31/2005	39.87	26.81	32.59
1/1/2006	3/31/2006	37.67	30.00	37.08
4/1/2006	6/30/2006	49.09	35.12	46.72
7/1/2006	9/30/2006	48.90	28.10	31.73
10/1/2006	12/31/2006	38.71	28.69	32.13
1/1/2007	3/31/2007	39.65	29.15	39.13
4/1/2007	6/30/2007	49.85	38.89	46.11
7/1/2007	9/30/2007	50.21	34.37	46.60
10/1/2007	12/31/2007	74.18	45.04	71.52
1/1/2008	3/31/2008	84.18	53.66	69.19
4/1/2008	6/30/2008	119.10	67.33	112.37
7/1/2008	8/14/2008	112.21	57.02	63.81

Microsoft Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	28.83	24.01	24.97
4/1/2004	6/30/2004	28.80	24.85	28.56
7/1/2004	9/30/2004	29.90	26.74	27.65
10/1/2004	12/31/2004	30.20	26.26	26.72
1/1/2005	3/31/2005	27.10	23.82	24.17
4/1/2005	6/30/2005	26.09	23.94	24.84
7/1/2005	9/30/2005	27.94	24.50	25.73
10/1/2005	12/31/2005	28.25	24.25	26.15
1/1/2006	3/31/2006	28.38	26.10	27.21
4/1/2006	6/30/2006	27.94	21.46	23.30
7/1/2006	9/30/2006	27.50	22.23	27.33
10/1/2006	12/31/2006	30.26	27.15	29.86
1/1/2007	3/31/2007	31.48	26.71	27.87
4/1/2007	6/30/2007	31.16	27.56	29.47
7/1/2007	9/30/2007	31.84	27.51	29.46
10/1/2007	12/31/2007	37.49	29.29	35.60
1/1/2008	3/31/2008	35.96	26.87	28.38
4/1/2008	6/30/2008	32.10	27.11	27.51
7/1/2008	8/14/2008	28.50	24.87	27.91

Nucor Corporation

Quarter-Start Date	Quarter-End Date	High Intra-Day Price	Low Intra-Day Price	Quarter-End Closing Price
1/1/2004	3/31/2004	16.65	13.05	15.37
4/1/2004	6/30/2004	19.49	14.09	19.19
7/1/2004	9/30/2004	22.95	18.14	22.84
10/1/2004	12/31/2004	27.70	18.86	26.17
1/1/2005	3/31/2005	32.72	23.53	28.78
4/1/2005	6/30/2005	29.68	22.78	22.81
7/1/2005	9/30/2005	30.58	22.87	29.50
10/1/2005	12/31/2005	35.09	25.92	33.36
1/1/2006	3/31/2006	54.20	33.65	52.40
4/1/2006	6/30/2006	60.25	44.80	54.25
7/1/2006	9/30/2006	55.94	45.12	49.49
10/1/2006	12/31/2006	67.52	47.50	54.66
1/1/2007	3/31/2007	66.99	53.20	65.13
4/1/2007	6/30/2007	69.93	56.07	58.65
7/1/2007	9/30/2007	64.74	41.62	59.47
10/1/2007	12/31/2007	64.97	50.11	59.22
1/1/2008	3/31/2008	75.67	47.72	67.74
4/1/2008	6/30/2008	83.56	65.89	74.67
7/1/2008	8/14/2008	73.50	48.78	50.86

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the note that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 2), and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 2) are set forth in the table below.

	Deposit	Put Premium
Securities linked to Apple Inc.	%	%
Securities linked to ConocoPhillips	%	%
Securities linked to CONSOL Energy Inc	%	%
Securities linked to Microsoft Corporation	%	%
Securities linked to Nucor Corporation	%	%

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain.

     Please refer to “Taxation in the United States” beginning on page PS-29 of the accompanying product supplement no. 2.

Supplemental plan of distribution

     The securities are being purchased by Wachovia Capital Markets, LLC (the agent) as principal, pursuant to terms agreements dated as of • between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the securities.

     See “Supplemental plan of distribution” beginning on page PS-32 of the accompanying product supplement no. 2.